  Exhibit 10.19
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of May 19, 2021, by and among Charge Enterprises Inc., a Delaware corporation (which was formerly known as Transworld Holdings, Inc., and prior to that as GoIP Global, Inc., a Colorado corporation) (and together with all of its current and future, direct and/or indirect, wholly owned and/or partially owned Subsidiaries, collectively, the “Company”), and the Purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

RECITALS

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B.           The Purchaser, wishes to purchase, and the Company wishes to sell at closing, upon the terms and conditions stated in this Agreement, the Securities (as defined herein), all in the amounts and for the price set forth on Schedule 1 hereto.

C.           The Company wishes to borrow from the Purchaser cash, all upon the terms and subject to the conditions hereinafter set forth.

D.           The Company has agreed to secure performance of its obligations under this Agreement and by pledging to the Purchaser (a) 100% of the shares in NextRidge (as defined below) and a first ranking pledge over all of NextRidge’s existing and future assets; and (b) 100% of the shares in PTGI (as defined below) and a first-lien on PTGI.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agrees as follows:

  ARTICLE 1
DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any supplement, amendment or exhibit hereto, when used herein, the following terms shall have the following meanings:

(a)  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c) “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the parties’ obligations hereunder have been satisfied or waived, including (i) the Purchaser’s obligations to pay the Purchase Price, and (ii) the Company’s obligations to deliver the Securities.

(d) “Collateral” shall have the meaning ascribed to such term as set forth in the Security Agreement.

(e)  “Common Stock” means (i) the Company’s common stock, par value $0.0001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(g) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)  “Conversion Date” has the meaning set forth in the Convertible Note.

(i) “Conversion Shares” means all shares of Common Stock issuable upon conversion of any portion of the Convertible Note (including, at the Purchaser’s election pursuant to the conditions set forth in the Convertible Note, accrued and unpaid interest thereon), but solely to the extent and subject to any conditions set forth in the Convertible Note.

(j) “Convertible Note” means all of the Original Issue Discount Senior Secured Convertible Promissory Notes due on the third anniversary of the Closing Date that are owned by the Purchaser, which, subject to the terms and conditions set forth in this Agreement, shall be purchased from the Company pursuant to this Agreement, and any and all Convertible Note(s) issued in exchange, transfer or replacement of the Convertible Note(s); the form of the Convertible Note is annexed hereto as Exhibit A.

(k) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

(l) “COVID-19 Action” means an inaction or action by the Company, including the establishment of any policy, procedure or protocol, in response to COVID-19 or any COVID-19 Measures (i) that is consistent with the past practice of the Company in response to COVID-19 prior to the date of this Agreement (but only to the extent in compliance with applicable Law), or (ii) that would, given the totality of the circumstances under which the Company acted or did not act, be unreasonable for Purchaser to withhold, condition or delay consent with respect to such action or inaction (whether or not Purchaser has a consent right with respect thereto).

(m) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

(n) “Dollar(s)” and “$” means lawful money of the United States.

(o) “Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

(p) “Event of Default” shall have the meaning set forth in the Notes and the Warrant.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Company in consideration of services to the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) Permitted Indebtedness incurred in accordance with Section 1.1(ee) hereunder or (d) any securities issued to shareholders of NextRidge in accordance with the terms of the NextRidge Acquisition Agreement.

(s) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(t) “Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (but excluding trade payables incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchaser under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (l) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(k) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(u) “Investment” means any investment (including, without limitation, any loan or advance) in or to any Person, whether payment therefor is made in cash or capital stock or other equity interests or otherwise, and whether such Investment is by acquisition of capital stock or other equity interests or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

(v)  “Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(w) “Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of Company to the Purchaser, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Notes, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Notes, the principal, any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Transaction Documents and the enforcement of the Purchaser’s rights, remedies and powers under this Agreement, the Notes and/or the other Transaction Documents.

(x) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of the Company, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents, (c) the rights or remedies of the Purchaser hereunder or thereunder, or (d) the ability of the Company to perform its obligations under any Transaction Document. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall prevent the Company from taking or failing to take any COVID-19 Actions and (x) no such COVID-19 Actions shall be deemed to violate or breach this Agreement in any way or be deemed a Material Adverse Effect, (y) all such COVID-19 Actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such COVID-19 Actions shall serve as a basis for Purchaser to terminate this Agreement or assert that any of the conditions to the applicable Closing contained herein have not been satisfied.

(y) “May 2020 Financing” means the Company’s financing which closed on May 8, 2020 involving the sale and issuance of senior secured notes in an aggregate principal amount of $3,000,000, warrants for the purchase of an aggregate of 7,600,000 shares of Common Stock and 7.5 shares of series G convertible preferred stock to Affiliates of the Purchaser for an aggregate purchase price of $2,700,000.

(z) “NextRidge” means NextRidge Inc., a New York corporation.

(aa) “NextRidge Acquisition Agreement” means that certain Stock Acquisition Agreement, dated May 7, 2021, by and among the Company, NextRidge and the shareholders of NextRidge.

(bb) “Non-convertible Note” means all of the Original Issue Discount Senior Secured Non-convertible Promissory Notes due on the third anniversary of the Closing Date that are owned by the Purchaser, which, subject to the terms and conditions set forth in this Agreement, shall be purchased from the Company pursuant to this Agreement, and any and all Non-convertible Note(s) issued in exchange, transfer or replacement of the Non-convertible Note(s); the form of the Non-convertible Note is annexed hereto as Exhibit B.

(cc) “Notes” means all of the Convertible Notes and Non-convertible Notes together.

(dd) “November 2020 Financing” means the Company’s financing which closed on November 3, 2020 involving the sale and issuance of senior secured notes in an aggregate principal amount of $3,888,889, for an aggregate purchase price of $3,500,000.

(ee)  “Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) any indebtedness of the Company outstanding as of the date of this Agreement, (c) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets in the ordinary course of business, (d) any indebtedness issued by the Company to any SBA-approved lender or SBA-approved financial institution and (e) any indebtedness issued by NextRidge or its subsidiaries either (i) upon consummation of the transactions contemplated by the NextRidge Acquisition Agreement, on or after the date hereof, provided such indebtedness is non-recourse to the Company and its Subsidiaries (other than NextRidge) or (ii) as existing lines of credit with Pioneer Bank for factoring arrangements that do not exceed $4,000,000 for any given month.

(ff) “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness thereunder; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) any Liens in favor of the Purchaser; and (g) Liens securing Indebtedness of the type described in clause (e) of the definition of Permitted Indebtedness, provided such Liens do not extend to any Collateral.

(gg) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(hh)  “Principal Market” means the principal Trading Market on which the Common Stock is listed or quoted for trading on the date in question.

(ii) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(jj) “PTGI” means PTGI International Carrier Services Inc., a Delaware corporation.

(kk) “Purchase Price” shall have the meaning as set forth on Schedule 1 next to the heading “Purchase Price,” in United States Dollars.

(ll) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchaser as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Registration Rights Agreement, which Registration Rights Agreement is annexed hereto as Exhibit E.

(mm)  “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Conversion Shares issuable upon conversion of the Convertible Note and the Warrant Shares issuable upon exercise of the Warrant as provided for in the Registration Rights Agreement.

(nn)  “SEC” or “Commission” means the United States Securities and Exchange Commission.

(oo) “Securities” means the Convertible Note and the Warrants purchased pursuant to this Agreement and all Underlying Shares and any securities of the Company issued to the Purchaser in replacement, substitution and/or in connection with any exchange, conversion, exercise and/or any other transaction involving all or any of such securities of the Company.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Security Agreement” means the Amended and Restated Security Agreement, dated on or about the date hereof, by and among the Company, the Subsidiaries of the Company, and the Purchaser as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which the Notes are secured by the Collateral, which security interest in the Collateral shall be perfected by the Purchaser’s UCC-1, filed with the Secretary of State of the State of Delaware, to the extent perfectable by the filing of a UCC-1 Financing Statement and such other documents and instruments related thereto, which Security Agreement is annexed hereto as Exhibit D.

(rr) “Senior Secured Loan” means a loan with a face value of $11,032,609 from the Purchaser to the Company with an original issue discount of 8%, a fee of $150,000 payable to the Purchaser, and a tenor of 18 months from the Closing Date, as set forth on Schedule 2 hereto.

(ss) “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(tt) “SMRH” means Sheppard, Mullin, Richter & Hampton LLP, with offices located at 30 Rockefeller Plaza, 39th Floor, New York, New York 10112. “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. All of the Company’s Subsidiaries are set forth on Schedule 3.1(a) hereto.

(uu) “Subsidiary Guaranty Agreement” means each Guaranty Agreement, substantially in the form of annexed hereto as Exhibit F, between a Subsidiary and the Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

(vv) “Trading Day” means a day on which the principal Trading Market is open for trading.

(ww) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, any market or quotation service of the OTC Markets Group or the OTC Bulletin Board (or any successors to any of the foregoing).

(xx) “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, each Subsidiary Guaranty Agreement, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchaser as secured parties perfecting all Liens the Purchaser have on the Collateral (which security interests and Liens of the Purchaser shall be senior to all Indebtedness of the Company), any control agreement or similar agreement, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(yy) “Transfer Agent” means Manhattan Transfer Registrar Co. the current transfer agent of the Company, with a mailing address of 38B Sheep Pasture Road, Port Jefferson, NY 11777 and a phone number of 631-928-7655, and any successor transfer agent of the Company.

(zz) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchaser’s Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(aa) “Underlying Shares” means all Conversion Shares and Warrant Shares.

(bb) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(cc) “Warrants” means, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately at an exercise price of $4.00 per share of Common Stock and have a term of exercise equal to three (3) years from the issuance date in the form of Exhibit C attached hereto.

(dd) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Accounting Terms. As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c) Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement that are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2
PURCHASE AND SALE

2.1 Closing.

(a)            On the Closing Date, time being of the essence, subject to the occurrence of other conditions set forth in Section 2.3 and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities in such amounts as indicated on Schedule 1 hereto. The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Purchase Price, and the Company shall deliver to the Purchaser the Convertible Note and the Warrant on the Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of SMRH or such other location as the parties shall mutually agree.

(b)           On the Closing Date, time being of the essence, subject to the occurrence of the other conditions set forth in Section 2.3 and upon the terms and subject to the conditions set forth herein, the Purchaser shall provide to the Company the Senior Secured Loan in consideration for the Non-convertible Note in such amount as indicated on Schedule 2 hereto. The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Senior Secured Loan on the Closing Date, and the Company shall deliver to the Purchaser the Non-convertible Note on the Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of SMRH or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           a Security Agreement providing the Purchaser with a lien on all of the assets of the Company, duly executed by the Company;

(iii)           a Convertible Note registered in the name of the Purchaser with such principal amount as set forth on Schedule 1;

(iv)           a Non-convertible Note registered in the name of the Purchaser with such principal amount as set forth on Schedule 2;

(v)           a Warrant registered in the name of the Purchaser to purchase up to 1,870,000 shares of Common Stock, equal to 100% of the face value of the Convertible Note, with an exercise price equal to $4.00 per share of Common Stock, subject to adjustment therein;

(vi)           the Registration Rights Agreement duly executed by the Company;

(vii)           a certificate, in the form acceptable to the Purchaser and its counsel, executed by the secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors relating to the transactions contemplated by this Agreement in a form acceptable to the Purchaser, (ii) Certificate of Incorporation or other similar organizational document of the Company, and (iii) the Bylaws or other similar organizational document of the Company, each as in effect at the Closing;

(viii)         a certificate for each Subsidiary of the Company, in the form acceptable to the Purchaser and its counsel, executed by the secretary of such Subsidiary dated as of the Closing Date, as to (i) the resolutions as adopted by the Subsidiary’s board of directors or other governing body relating to the transactions contemplated by this Agreement in a form acceptable to the Purchaser, (ii) Certificate of Incorporation or other similar organizational document of such Subsidiary, and (iii) the Bylaws or other similar organizational document of such Subsidiary, each as in effect at the Closing;

(ix)           a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, confirming compliance with Section 2.3(a)(i) and (ii) below and as to such other matters as may be reasonably requested by the Purchaser and its counsel in the form acceptable to the Purchaser;

(x)           certificates evidencing the good standing of the Company and each Company Subsidiary in such entity’s jurisdiction of incorporation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within five (5) days of the Closing Date;

(xi)           an opinion of counsel to the Company, in such form as reasonably acceptable to the Purchaser;

(xii)           a Subsidiary Guaranty Agreement for each Subsidiary of the Company; and

(xiii)          such other documents, instruments, opinions or certificates relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

(b)           On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by the Purchaser;

(ii)          the Purchase Price subject to the closing by wire transfer;

(iii)         the Security Agreement duly executed by the Purchaser; and

(iv)         the Registration Rights Agreement duly executed by thePurchaser.

2.3 Conditions to Purchase the Securities. Subject to the terms and conditions of this Agreement, the Purchaser will at the Closing purchase from the Company the Securities in the amounts and for the Purchase Price as set forth on Schedule 1, provided the following:

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the date of the Closing shall have been performed;

(iii)           the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed in all material respects;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)           the Company shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the entry into the Transaction Documents and the sale of the Securities; and

(vi)           no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

2.4 Purchase Price and Payment of the Purchase Price for the Securities. The Purchase Price for the Securities to be purchased by the Purchaser at the Closing shall be as set forth on Schedule 1 and shall be paid at the Closing (less all of the Purchaser’s Expenses (as defined below)) by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of the Securities.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES; OTHER ITEMS

3.1 Representation and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules (but in no event shall qualify any indemnity obligation of the Company hereunder), the Company (which for purposes of this Section 3.1 means the Company and all of its Subsidiaries) represents and warrants to the Purchaser that on the Closing Date (unless as of a specific date set forth below):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company and the locations thereof are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or other interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Schedule 3.1(a) sets forth, as of the Closing Date, the jurisdiction of organization and the location of the Company’s and its subsidiaries’ executive offices and other places of business.

(b) Organization, Etc. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(c) Authorization: No Conflict. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby by the Company, including, but not limited to, the sale and issuance of the Securities for the Purchase Price, the reservation for issuance of the Underlying Shares required to be reserved pursuant to the terms of the Convertible Note and the Warrant, and the issuance of the Underlying Shares from which the Convertible Note is convertible and the Warrant is exercisable (i) are within the Company’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of the Company (and/or its stockholders to the extent required by law), (iii) have received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict in any material respect with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2) the Company’s organizational documents; and/or (3) any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, and (v) other than the Liens granted to the Purchaser pursuant to the Transaction Documents, do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of the Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.

(d) Validity and Binding Nature. The Transaction Documents to which the Company is a party are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is not delinquent, and (iii) Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(f) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to securities, corporate law, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(g) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(h) Licenses and Permits. The Company possesses all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”), necessary to conduct its business as now conducted. All of such Permits are valid and in full force and effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit.

(i) Investment Company. The Company is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(j) Absence of Defaults and Conflicts. The Company is not (i) in violation of its charter, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents, and compliance by the Company with its obligations under this Agreement and the other Transaction Documents, do not and will not, whether with or without the giving of notice or passage of time or both, (w) conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, (x) result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) upon any property or assets of the Company pursuant to, the Agreements and Instruments, (y) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company, or (z) result in any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of this clause (z) for such conflicts, violations, breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect on the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(k) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of its affiliates, directors, officers, employees, agents or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a material violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(l) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i) No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (A) the identity of each person that is a Company Covered Person; and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied with its disclosure obligations under Rule 506(e) as set forth on Schedule 3.1(l).

(ii) Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Notes and the Warrant who is subject to a Disqualification Event (each, an “Other Covered Person”).

(iii) Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv) Notice of Disqualification Events. The Company will notify the Purchaser immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(m) Accuracy of Information, etc. No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents contained, as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to the Company that would reasonably be expected to materially affect the Company that has not been expressly disclosed herein, in the other Transaction Documents, or in any other documents, certificates and written statements furnished to the Purchaser for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(n) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(n) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(o) Transactions With Affiliates and Employees. Except as set forth on the financial statements included in Schedule 3.1(x), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(p) Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described on Schedule 3.1(p) that are material to the conduct of its business (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any material Intellectual Property Right has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Company has not received, since the Balance Sheet Date, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property.

(q) USA Patriot Act. The Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on October 26, 2001) (the “Act”). No part of the proceeds of the Notes or Warrant will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(r) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, joint venture employee or affiliate of the Company or any Subsidiary is currently, or in the past 5 years, has been subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(s) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to the Registration Rights Agreement and the declaration of effectiveness by the SEC of the Registration Statement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(t) Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of the Company under the Transaction Documents and have been taken on or prior to the date hereof. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles regardless of whether such enforcement is considered in a proceeding in equity or at law, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.

(u) Valid Issuance of Securities. The Convertible Note and Warrant have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Purchaser full and sole title and power to the Convertible Note and Warrant purchased hereby by the Purchaser, free and clear of all Liens, and restrictions on transfer other than those imposed by the federal securities laws. All Conversion Shares, when issued pursuant to conversion of the Convertible Note, and all Warrant Shares, when issued pursuant to exercise of the Warrants, when issued pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, will be free and clear of all Liens and vest in the holder full and sole title and power to such securities. The Company has reserved from its duly authorized unissued Common Stock, the Required Minimum (as defined in the Convertible Note), which Required Minimum shall be continuously determined by the Company to ensure that the Required Minimum is in reserve with the Transfer Agent at all times.

(v) Offering. The offer and sale of the Convertible Note and the Warrant, when issued pursuant to this Agreement, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(w) Capitalization and Voting Rights. The capitalization of the Company is as set forth on Schedule 3.1(w), which Schedule 3.1(w) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth on Schedule 3.1(w) as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 3.1(w), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(w), there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act. Except as set forth on Schedule 3.1(w), no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth on Schedule 3.1(w), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth on Schedule 3.1(w), the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company, when any such securities of the Company were issued, complied in all material respects with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto. Except as set forth on Schedule 3.1(w), there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Transaction Documents.

(x) Shell Company Status; Financial Statements. The Company has been an issuer subject to Rule 144(i) under the Securities Act. The unaudited financial statements of the Company as of June 30, 2020 is included in Schedule 3.1(x) hereto. The financial statements of the Company included on Schedule 3.1(x) have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments. For purposes of this Section 3.1, June 30, 2020 is referred to as the “Balance Sheet Date”.

(y) Material Changes; Undisclosed Events, Liabilities or Developments. Since the Balance Sheet Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to be materially adverse to the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission (if the Company is an issuer required to file periodic reports under the Exchange Act), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(y), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(z) Litigation. Except as set forth on Schedule 3.1(z), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(aa) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that constitutes material, non-public information. The Company understands that the Purchaser may rely on the Transaction Documents, the information included therein, including, but not limited to, the foregoing representation in purchasing the Securities. All of the disclosure furnished by or on behalf of the Company to the Purchaser in the Transaction Documents regarding, among other matters relating to the Company, its business and the transactions contemplated in the Transaction Documents, is true and correct in all material respects as of the date made and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make nor has made any representations or warranties with respect to the transactions contemplated in the Transaction Documents other than those specifically set forth in Section 3.2 hereof.

(bb) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act that would require the registration of any such Securities and/or any other securities of the Company under the Securities Act, or that would invalidate the exemptions from registration relied upon by the Company, or (ii) any stockholder-approval provisions of any Trading Market on which any of the securities of the Company are listed, eligible for quotation and/or designated.

(cc) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(dd) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Registration Rights. Except as set forth on Schedule 3.1(ee), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries. The Company shall not effectuate any

(ff) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Dilutive Effect. The Company understands and acknowledges that the number of Underlying Shares issuable upon conversion of the Convertible Note and exercise of the Warrant, pursuant to the terms thereof, will increase in certain circumstances. The Company further acknowledges that its obligations to issue Underlying Shares pursuant to the terms of the Convertible Note and Warrant in accordance with this Agreement, the Convertible Note and Warrant is absolute and unconditional regardless of the dilutive effect that any such issuances may have on the percentage ownership interests of other stockholders of the Company.

(hh) Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions under the Company’s certificate of incorporation, as amended, or the laws of the jurisdiction of its formation that are or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement and/or the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ii) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(jj) DTC Eligible. The Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and the Company has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock. No federal or state regulatory authority has indicated that it will prohibit the listing of the Company’s securities based upon its prior business in the cannabis or cannabis-related markets nor will the Purchaser be prohibited from depositing, clearing or settling the Securities, including through the DTC or otherwise, on account of the Company’s prior business in the cannabis or cannabis-related markets.

(kk) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Stock is eligible for quotation on the Principal Market and the Company has no reason to believe that the Principal Market has any intention of delisting or no longer quoting the Common Stock from the Principal Market. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. All Underlying Shares have been approved, if so required, for listing or quotation on the Trading Market, subject only to notice of issuance.

(ll) No General Solicitation.  Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(mm) Acknowledgment Regarding the Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the other Transaction Documents and the transactions contemplated hereby and thereby and that the Purchaser is not (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(nn) Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(oo) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(pp) Anti-Money Laundering, Anti-Bribery and Anti-Corruption; Sanctions.

(i) Neither the Company nor, any of its Subsidiaries or Affiliates or any director or officer of any of them is an individual or entity currently, or has not in the past 5 years been, subject to any Sanctions or is on any Sanctions List.

(ii) Each of the Company, any of its Subsidiaries and Affiliates and their respective directors, officers, employees and, to the knowledge of the Company, agents and any other person or entity acting on behalf of the Company, has complied with the Money Laundering, Anti-Corruption and Anti-Bribery Laws, in each case as applicable to them, and no action, suit or proceeding by or before any court or any arbitrator or any governmental agency, authority or body involving the Company and any of its Subsidiaries or their respective directors or officers and, to the knowledge of the Company, the employees, agents, or representatives of each of them, is pending or threatened with respect to Money Laundering, Anti-Corruption and Anti-Bribery Laws.

(iii) Neither the Company nor any of its Subsidiaries nor their respective directors or officers, nor, to the knowledge of the Company, the employees or agents of any of them has:

A.
used any corporate funds (nor will it use any proceeds from the Notes and Warrants) for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity;

B.
taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or (anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) or made any other bribe, rebate, payoff, influence payment or kickback intended to improperly influence official action or secure an improper advantage;

C.
nor will it use any proceeds from the Notes and Warrants in furtherance of any such unlawful payment or violation of Sanctions or Money Laundering, Anti-Corruption and Anti-Bribery Laws.

(iv) The Company and each Subsidiary will promote and ensure compliance with Money Laundering, Anti-Corruption and Anti-Bribery Laws in all jurisdictions where they operate and with the representations and warranties contained herein.

(v) As used in this Section 3.1(pp):

A.
 “Money Laundering, Anti-Corruption and Anti-Bribery Laws” means money laundering and anti- corruption statutes of all jurisdictions (including, the Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, and any similar national or local law or regulation in the United Kingdom or elsewhere where the Company and each other Subsidiary conducts business), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or any such jurisdiction.

B.
“Sanctions” means any laws or regulations or restrictive measures relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

C.
 “Sanctions Authority” means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the United Kingdom government; (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State and Department of Commerce, and Her Majesty's Treasury; and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Company or any of its subsidiaries (together, “Sanctions Authorities”).

D.
 “Sanctions List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Denied Persons List maintained by the U.S. Department of Commerce, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty's Treasury, or any other list issued or maintained by any Sanctions Authority of persons subject to Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.

(qq) Environmental Laws. The Company and its Subsidiaries, to the best of the Company’s knowledge, (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(rr) Seniority. As of the Closing Date, (i) all Indebtedness, other than the Notes and the indebtedness issued to Affiliates of the Purchaser in the May 2020 Financing and November 2020 Financing, are subordinated to the Notes and the indebtedness issued to Affiliates of the Purchaser in the May 2020 Financing and the November 2020 Financing, and (ii) no Indebtedness or other claim against the Company is senior to or pari passu with the Notes or indebtedness issued to Affiliates of the Purchaser in the May 2020 Financing and November 2020 Financing in right of payment (except that the Notes and the indebtedness issued to Affiliates of the Purchaser in the May 2020 Financing and November 2020 Financing are pari passu with each other), whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

3.2 Representation and Warranties of the Purchaser. The Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to the Purchaser's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

  ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

 The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are then registered for resale on a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) when they have been sold while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144 and a sale or transfer will be taking place prior to the Company’s next periodic report becomes due under the Exchange Act or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date or at such time as such legend is no longer required under this Section 4.1(c) if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser. If any portion of the Convertible Note is converted at a time when there is an effective registration statement to cover any sale of the Underlying Shares, or if such Underlying Shares have been sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions provided the conditions of Rule 144(i)(2) have been satisfied and a sale of such shares will be taking place prior to the Company’s next annual or quarterly report becoming due under its reporting obligations under the Exchange Act or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of certificate(s) representing the Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing the Underlying Shares, as applicable, issued with a restrictive legend.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (x) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends or (y) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Conversion Shares, as applicable, that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Underlying Shares and ending on the date of such delivery and payment under this clause (ii).

4.2 Furnishing of Information. Beginning on the Closing Date, the Company shall use commercially reasonable efforts to comply with the Pink Basic Disclosure Guidelines which set forth the disclosure obligations that make up the “Alternative Reporting Standard” for OTC Pink companies as such obligations are published by the OTC Markets Group, Inc. In addition, the Company shall file a Registration Statement on Form 8-A as soon as practicable, but in no event no later than five (5) Trading Days, after the effective date of first registration statement filed by the Company that is declared effective by the SEC which registers securities held by the Purchaser or any of its Affiliates. If after the date hereof the Company becomes subject to the rules and regulations of the Exchange Act and as long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities, including without limitation, under Rule 144. In addition, the Company shall file with Commission current “Form 10 information”, as defined in Rule 144(i)(3), as soon as practicable after the date the Company becomes subject to the rules and regulations of the Exchange Act, reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i). The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall by 9:00am on the 2nd Trading Day after the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, which press release shall have been approved by the Purchaser prior to its release (which approval shall not unreasonably be withheld or delayed). From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not, without the prior written consent of the Purchaser, (a) use the name of the Purchaser, “Arena Investors LP,” “Arena Management Company LLC,” “Arena Finance Company LLC,” “Arena” or any other derivative thereof (each, a “Trade Name”) in any press releases or other public disclosures (including in any filing with the Commission or any regulatory agency or Trading Market), offering documents, sales materials, brochures or similar publicity or promotional materials, or for promotional purposes, whether orally or in writing, except (x) as required by federal securities law and the rules and regulations promulgated thereunder in connection with the filing of final Transaction Documents, any disclosure required pursuant to any reports required to be filed by the Company pursuant to the Exchange Act after the date hereof or the Registration Statement with the Commission, (y) to the extent such disclosure is required by law or Trading Market regulations, including the “Alternative Reporting Standard” required by OTC Markets, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (y), or (z) as required under Delaware General Corporation Law or (b) represent that an investment in the Company or any product or any service provided by the Company has been approved or endorsed by the Purchaser. Following any such written consent, which shall not be unreasonably withheld or delayed, the Company shall provide the Purchaser with a copy of such written or other materials using the Trade Name if requested by the Purchaser. The Purchaser shall be deemed to have provided prior written consent of the disclosure of the Purchaser’s name to other stockholders and investors in the Company, and to potential investors in the Company (that to the extent such information has not already been publicly disclosed, have been informed of the confidential nature thereof) that in the course of their due diligence require disclosure of the identity of the existing investors in the Company.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.6 Non-Public Information.    Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or if not subject to the reporting requirements under the Commission, file a press release. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. Subject to the terms and conditions set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA, OFAC regulations or Money Laundering, Anti-Corruption and Anti-Bribery Laws. Notwithstanding anything to the contrary in the Transaction Documents or otherwise, neither the Company nor its Subsidiaries may use any portion of the Purchase Price or any other proceeds from the Purchaser or any of its Affiliates (including the proceeds from the sale of the senior secured notes issued to Affiliates of the Purchaser in the May 2020 Financing and November 2020 Financing) to pay any liquidated damages, penalties, fees or other amounts due and payable to the Purchaser or its Affiliates under the Transaction Documents, the transaction documents relating to the May 2020 Financing, November 2020 Financing or otherwise without the express advance written consent of the Purchaser.

4.8 Indemnification of Purchaser.    Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any registration statement filed by the Company, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock equal to the Required Minimum (as defined in the Convertible Note) for the purpose of enabling the Company to issue the Underlying Shares and any other shares that may be issuable pursuant to the Convertible Note and Warrant. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date

4.10 Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Underlying Shares on such Trading Market and promptly secure the listing of all of the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market (including in accordance with Section 4.23), it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (iii) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling Securities which have been issued under the terms of this Agreement, the Convertible Note or any other Transaction Document, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (iv)  the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, (v) the Purchaser may engage in hedging activities, other than Short Sales at various times during the period that the Securities are outstanding,  and (vi) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release.  Except as contemplated above, Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

4.12 Conversion Procedures. The form of Notice of Conversion in the Convertible Note sets forth the totality of the procedures required of the Purchaser in order to convert the Convertible Note. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert the Convertible Note. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to covert the Convertible Note. The Company shall honor conversions of the Convertible Note and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities with the Commission as required under Regulation D, and with the applicable securities regulators in the states in which the Securities were sold, and to provide copies thereof, promptly upon request of the Purchaser. The Company shall take such further action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.14 Maintenance of Property. So long as the Notes and Warrant remain outstanding, the Company shall use its commercially reasonable efforts to keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.15 Preservation of Corporate Existence. So long as the Notes and Warrant remain outstanding, the Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified would reasonably be expected to have a Material Adverse Effect.

4.16 DTC Program. At all times that the Securities are outstanding, the Company will employ as the transfer agent for the Common Stock and Conversion Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.17 Subsequent Equity Sales. From the date hereof until such time as the Purchaser no longer holds the Convertible Note and the Warrant, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction which is not Permitted Indebtedness and in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The foregoing restrictions shall not include any agreement for an at-the-market offering. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. From the date hereof until ninety (90) days after the effectiveness of the Registration Statement, the Company shall be prohibited from effecting any registration statement, or amendment or supplement thereto, with the Commission, other than a prospectus filed with the Commission pursuant to Rule 424(b) in connection with the Registration Statement.

4.18 Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in a form acceptable to the Purchaser (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares via DWAC or otherwise to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Purchaser or its respective nominee(s), for the Underlying Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Convertible Note or exercise of the Warrant. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Company to its Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 4.1. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent from and after the Applicable Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company. “Applicable Date” means the first date on which all of the Underlying Shares are eligible to be resold by the Purchaser pursuant to Rule 144 or an effective registration statement is in effect.

4.19 Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of the Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Underlying Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 4.19 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. If an Event (as defined in the Registration Rights Agreement) is occurring at the time of a Public Information Failure, and the Company is (x) then obligated to pay, and (y) timely pays the Purchaser partial liquidated damages under Section 2(d) of the Registration Rights Agreement for the period occurring simultaneous with the applicable Public Information Failure (such payments, the “Simultaneous Registration Rights Partial Liquidated Damages”) and (z) has timely paid the Purchaser all previously accrued partial liquidated damages under Section 2(d) of the Registration Rights Agreement, the Company may deduct the amounts paid in connection with such Simultaneous Registration Rights Partial Liquidated Damages from such Public Information Failure Payments due for such simultaneous Public Information Failure. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.20 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.21 Litigation. For as long as the Notes and Warrants are outstanding, the Company shall promptly, to the extent not prohibited by law, give the Purchaser notice in writing of any Action before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) affecting the Company, any Subsidiary, any director and/or officer including but not limited to, any Action involving a claim of violation of or liability under federal or state securities laws, a claim of breach of fiduciary duty or any investigation by a governmental or administrative agency or regulatory authority (federal, state county, local or foreign). Any such information provided to the Purchaser shall comply with the requirements of Section 4.6 above.

4.22 Access to Records. The Company shall provide the Purchaser and/or any of its duly authorized representatives, attorneys or accountants access to any and all bank records at the premises of the Company where such records are kept, such access being afforded without charge, but only during normal business hours. Any such information provided to the Purchaser shall comply with the requirements of Section 4.6 above.

4.23 OTC Markets; National Securities Exchange.

(a) As soon as reasonably practicable after the Closing, the Company shall use its reasonable best efforts to meet the eligibility requirements for listing its shares of Common Stock on the OTCQB or OTCQX and upon meeting such requirements, the Company shall promptly take all necessary and appropriate actions to quote its shares of Common Stock on such over-the-counter market.

(b) As soon as reasonably practicable after the Company meets the qualitative and quantitative listing standards for listing on a national securities exchange, the Company shall use reasonable best efforts to take all necessary and appropriate actions to list its shares of Common Stock for trading on such national securities exchange.

4.24 Post-Closing Actions. The Company shall and shall cause each of its relevant Subsidiaries to execute and deliver the documents and complete the tasks set forth in this Section as soon as reasonably practicable and in each case no later than the time limit specified in this Section or such longer time as the Purchaser may agree in its sole discretion:

(a) Any Person acquired by the Company, or that otherwise becomes a Subsidiary of the Company, on or after the date of this Agreement shall enter into a Subsidiary Guaranty Agreement and be joined to the Security Agreement as a debtor not later than one (1) calendar day after the consummation of such acquisition by the Company or the date the Person otherwise becomes a Subsidiary of the Company; and

(b) The Company shall consummate the acquisition of NextRidge contemplated by the NextRidge Acquisition Agreement within fourteen (14) calendar days following the Closing Date. If the acquisition of NextRidge is not consummated within the time limit specified herein, it will constitute an Event of Default.

4.25 Future Financings. Except for Permitted Indebtedness and for so long as Liabilities are outstanding, neither the Company, nor any of its Subsidiaries, shall enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness. Despite the foregoing prohibition and for so long as Liabilities are outstanding, if at any time the Company or any of its Subsidiaries issues or incurs any Indebtedness other than Permitted Indebtedness, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, on each date of any such issuance or incurrence of Indebtedness, $30,000. Any such Indebtedness shall be expressly subordinated to the Notes and the convertible promissory notes issued to Affiliates of the Purchaser in the May 2020 Financing, and the holders of such Indebtedness shall not be granted any registration rights, nor shall the Company register, or cause to be registered, with the SEC or any state securities commission the notes or other debt instruments representing such Indebtedness or any equity securities issuable in connection with such Indebtedness. In addition, all entry into future Permitted Indebtedness shall be subject to a subordination and intercreditor agreements in form satisfactory to the Purchaser, with the exception of the existing lines of credit with Pioneer Bank for factoring arrangements that do not exceed $4,000,000 for any given month..12
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ARTICLE 5

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the reasonable, documented fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. Notwithstanding the foregoing, the Company agrees to pay all direct and indirect costs and expenses of the Purchaser related to the negotiation, due diligence, preparation, closing, and all other items regarding or related to this Agreement and the other Transaction Documents and all of the transactions contemplated herein and/or therein, including, but not limited to, the legal fees and expenses of the Purchaser’s legal counsel (collectively, the “Purchaser’s Expenses”), all of which will be deducted and paid on Closing Date.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 5.4 shall be binding upon the Purchaser and holder of Securities and the Company.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser then holding the outstanding Notes and Warrant (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities in compliance with the Transaction Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser,” and provided further that (i) such transferee is an “accredited investor” within the meaning of Rule 501 under the Securities Act and (ii) such transferee is not a direct competitor of the Company or any Subsidiary.

5.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.7 Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities at Closing.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, as long as the essential terms and conditions of the Notes and Warrant for each party remain valid, binding, and enforceable. The parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of the Convertible Note or of an exercise of the Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.16 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHARGE ENTERPRISES, INC.	Address for Notice: 125 Park Avenue, 25th Floor New York, NY 10017
By:__________________________________________ Name: Andrew Fox Title: Chief Executive Officer With a copy to (which shall not constitute notice):	Email: a@charge.us

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza, 39th Floor
New York, NY 10112
Attn: Richard A. Friedman and Stephen A. Cohen
Email: rafriedman@sheppardmullin.com, scohen@sheppardmullin.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO GOIG SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: __________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: __________________________________

Title of Authorized Signatory: __________________________________

Email Address of Authorized Signatory: __________________________________

Facsimile Number of Authorized Signatory: __________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

FEIN Number: __________________________________

EXHIBIT A

Form of Convertible Note

EXHIBIT B

Form of Non-convertible Note

EXHIBIT C

Form of Warrant

EXHIBIT D

Form of Amended and Restated Security Agreement

EXHIBIT E

Form of Registration Rights Agreement
EXHIBIT F

Form of Subsidiary Guaranty Agreement

Schedule 1

Purchase Price; Securities Purchased

Tranche 1
Name ofPurchaser	Purchase Price	Aggregate Principal Amount of Convertible Notes being Purchased	Number of Warrants to be Issued
[ ]	[ ]	$[ ]	[ ]

TOTAL	$[5,000,000.00]	$[5,610,000.00]	1,870,000

Schedule 2

Senior Secured Loan

Tranche 2

Name ofPurchaser	Purchase Price	Aggregate Principal Amount of Non-convertible Notes being Purchased
[ ]	[ ]	$[ ]

TOTAL	$[10,000,000.00]	$[11,032,609.00]